Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Third Quarter Fiscal 2019 Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--December 4, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its third quarter fiscal 2019 financial results for the period ended December 1, 2018, after market close on Wednesday, December 19, 2018, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Nancy Walsh, Executive Vice President and Chief Financial Officer. A live webcast will be available on the Company’s investor relations website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 4783849.

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

CONTACT:
Investor Relations Contact:
Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com